Exhibit 99.1 Investor Contact: Alexis Tessier investor.relations@hain.com Media Contact: Jen Davis Jen.Davis@hain.com

Hain Celestial Reports Fiscal Third Quarter 2023 Financial Results

New CEO Taking Steps to Shape Future for Growth

BOULDER, CO. May 9, 2023 -The Hain Celestial Group, Inc. (Nasdaq: HAIN) (“Hain Celestial” or the “Company”), a leading global organic and natural products company providing consumers with A Healthier Way of Life®, today reported financial results for the third quarter ended March 31, 2023.

Wendy Davidson, Hain Celestial President and Chief Executive Officer, said, “Hain has undergone a significant transformation over the past four years, and we’re continuing to design an operating model that will enable sustainable scalability and growth for the future. We’ve simplified our portfolio of brands—many of which are number one or number two in their categories—to provide the focus needed to reach their full potential. We have taken meaningful actions to enhance and build capabilities that are already driving operating improvement and efficiencies, especially within supply chain and service levels. And we’ve begun reinvesting in brand building to regain momentum and share.”

Chris Bellairs, Hain Celestial Chief Financial Officer, added, “While our Q3 results were weaker than expected, mainly driven by topline performance in our North America business, we saw strong double-digit growth among our Greek Gods® yogurt and Earth’s Best® brands in the U.S., and our International business continues to stabilize and improve in better-for-you snacking and non-dairy beverage.”

“Ms. Davidson continued, “I remain confident in the long-term potential of our business and want to thank the team for their continued passion and dedication as we fuel our future for sustainable growth and maintain our position as a leading organic and natural company.”

FINANCIAL HIGHLIGHTS*
Summary of Third Quarter Results Compared to the Prior Year Period

•Net sales decreased 9% to $455.2 million compared to the prior year period.
•When adjusted for foreign exchange, acquisitions, divestitures and discontinued brands, net sales decreased 6% compared to the prior year period.
•Gross profit margin was 21.4%, a 160-basis point decrease from the prior year period.
•Adjusted gross profit margin was 21.4%, a 200-basis point decrease from the prior year period.
•Net loss was $115.7 million compared to net income of $24.5 million in the prior year period; net loss margin was 25.4% compared to net income margin of 4.9% in the prior year period.
◦Net loss for the third quarter of 2023 included pretax non-cash impairment charges of $156.6 million ($117.4 million after taxes), substantially all of which related to the ParmCrisps® and Thinsters® intangible assets.
•Adjusted net income was $7.4 million compared to $29.7 million in prior year period.
•Adjusted EBITDA on a constant currency basis was $39.3 million compared to $58.7 million in the prior year period; Adjusted EBITDA margin on a constant currency basis was 8.3%, a 340-basis point decrease compared to the prior year period.
•Loss per diluted share was $1.29 compared to earnings per diluted share (“EPS”) of $0.27 in the prior year period.
•Adjusted EPS was $0.08 compared to $0.33 in the prior year period.

____________________________________________________
* This press release includes certain non-GAAP financial measures, which are intended to supplement, not substitute for, comparable GAAP financial measures. Reconciliations of non-GAAP financial measures to GAAP financial measures and other non-GAAP financial calculations are provided in the tables included in this press release.

SEGMENT HIGHLIGHTS

The Company operates under two reportable segments: North America and International.

North America
North America net sales were $286.6 million, a 12% decrease compared to the prior year period. When adjusted for foreign exchange, acquisitions, divestitures and discontinued brands, net sales decreased by 11% from the prior year period. These decreases were mainly due to lower sales in snacks, personal care, and tea, partially offset by higher sales in yogurt. The net sales decrease within snacks was substantially driven by reduced distribution and customer promotions associated with the ParmCrisps brand.

Segment gross profit was $62.7 million, a decrease of 17% from the prior year period. Adjusted gross profit was $62.8 million, a decrease of 19% from the prior year period. Gross margin and adjusted gross margin were both 21.9%, representing a 120-basis point and 180-basis point decrease from the prior year period, respectively. The decrease was mainly driven by plant deleverage resulting from lower volume as well as negative mix, partially offset by improved pricing and productivity.

Segment operating loss was $136.1 million compared to operating income of $28.5 million in the prior year period. The decrease was mainly driven by aggregate non-cash impairment charges of $156.6 million substantially all of which related to the ParmCrisps and Thinsters intangible assets. Adjusted operating income was $21.2 million compared to $31.4 million in the prior year period. Operating loss margin was 47.5% compared to operating income margin of 8.8% in the prior year period. Adjusted operating income margin was 7.4%, a 230-basis point decrease from the prior year period. The decrease was mainly driven by lower net sales, partially offset by cost improvements due to higher productivity.

Segment adjusted EBITDA on a constant currency basis was $27.4 million compared to $37.3 million in the prior year period. Adjusted EBITDA margin on a constant currency basis was 9.5%, a 200-basis point decrease from the prior year period.

International
International net sales were $168.6 million, a 5% decrease compared to the prior year period. When adjusted for foreign exchange, net sales increased 4% compared to the prior year period mainly due to growth in the United Kingdom, partially offset by softness in plant-based categories in the rest of Europe.

Segment gross profit was $34.7 million, a 14% decrease from the prior year period. Adjusted gross profit was $34.7 million, a decrease of 14% from the prior year period. Gross margin and adjusted gross margin were both 20.6%, representing a 220-basis point and 230-basis point decrease from the prior year period, respectively. The decrease in gross profit was mainly due to higher energy and input costs, partially offset by improved pricing and productivity.

Segment operating income was $13.6 million, a 26% decrease from the prior year period. Adjusted operating income was $13.9 million, a decrease of 26% from the prior year period. Operating income margin was 8.1%, a 230-basis point decrease from the prior year period, and adjusted operating income margin was 8.3%, a 240-basis point decrease from the prior year period. The decrease was mainly due to increased energy and input costs and volume mix partially offset by improved pricing and productivity.

Segment adjusted EBITDA on a constant currency basis was $23.1 million compared to $26.5 million in the prior year period. Adjusted EBITDA margin on a constant currency basis was 12.6%, a 230-basis point decrease from the prior year period.

FULL YEAR AND FOURTH QUARTER FISCAL 2023 GUIDANCE**
The Company is updating its financial guidance for full year fiscal 2023 for both adjusted net sales and adjusted EBITDA on a constant currency basis compared to the prior year and now expects:
•Adjusted net sales to be down -4% to -3% versus prior year, and
•Adjusted EBITDA at constant currency to be down -15% to -13%.

For the fourth quarter of fiscal 2023, the Company expects:
•Adjusted net sales to be down low single digit percentages versus the prior year period,
•Adjusted gross margins to be up year-over-year and sequentially, and
•Adjusted EBITDA at constant currency expected to be approximately $40 million to $44 million.

_____________________
** The forward-looking non-GAAP financial measures included in this section are not reconciled to the comparable forward-looking GAAP financial measures. The Company is not able to reconcile these forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures without unreasonable efforts because the Company is unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures but would not impact the non-GAAP measures. Such items may include certain litigation and related expenses, transaction costs associated with acquisitions and divestitures, productivity and transformation costs, impairments, gains or losses on sales of assets and businesses, foreign exchange movements and other items. The unavailable information could have a significant impact on the Company’s GAAP financial results.

Conference Call and Webcast Information
Hain Celestial will host a conference call and webcast today at 8:00 AM Eastern Time to discuss its results and business outlook. Investors interested in participating in the live call can dial 877-407-9716 or 201-493-6779. The call will be webcast and the accompanying presentation will be available under the Investor Relations section of the Company’s website at www.hain.com.

About The Hain Celestial Group, Inc.
The Hain Celestial Group, Inc. is a leading organic and natural products company that has been committed to creating A Healthier Way of Life® since 1993. Headquartered in Boulder, CO with operations in North America, Europe, Asia and the Middle East, Hain Celestial’s food and beverage brands include Celestial Seasonings®, Clarks™, Cully & Sully®, Earth’s Best®, Ella’s Kitchen®, Frank Cooper’s®, Garden of Eatin’®, Hartley’s®, Health Valley®, Imagine®, Joya®, Lima®, Linda McCartney’s® (under license), MaraNatha®, Natumi®, New Covent Garden Soup Co. ®, ParmCrisps®, Robertson’s®, Rose’s® (under license), Sensible Portions®, Spectrum®, Sun-Pat®, Terra®, The Greek Gods®, Thinsters®, Yorkshire Provender® and Yves Veggie Cuisine®. Hain Celestial’s personal care brands include Alba Botanica®, Avalon Organics®, JASON®, Live Clean® and Queen Helene®. For more information, visit hain.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks, uncertainties, and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. The words “believe,” “expect,” “anticipate,” “may,” “should,” “plan,” “intend,” “potential,” “will” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include, among other things, our beliefs or expectations relating to our future performance, results of operations and financial condition; foreign exchange and inflation rates; our strategic initiatives; our business strategy; our supply chain, including the availability and pricing of raw materials; our brand portfolio; pricing actions and product performance; current or future macroeconomic trends; and future corporate acquisitions or dispositions.

Risks and uncertainties that may cause actual results to differ materially from forward-looking statements include: challenges and uncertainty resulting from the impact of competition; our ability to manage our supply chain effectively; input cost inflation, including with respect to freight and other distribution costs; foreign currency exchange risk; risks arising from the Russia-Ukraine war; disruption of operations at our manufacturing facilities; reliance on independent contract manufacturers; changes to consumer preferences; customer concentration; reliance on independent distributors; the availability of natural and organic ingredients; risks associated with operating internationally; pending and future litigation, including litigation related to Earth’s Best® baby food products; risks associated with outsourcing arrangements; our ability to execute our cost reduction initiatives and related strategic initiatives; our ability to identify and complete acquisitions or divestitures and our level of success in integrating acquisitions; our reliance on independent certification for a number of our products; the reputation of our Company and our brands; our ability to use and protect trademarks; general economic conditions; the United Kingdom’s exit from the European Union; cybersecurity incidents; disruptions to information technology systems; the impact of climate change; liabilities, claims or regulatory change with respect to environmental matters; potential liability if our products cause illness or physical harm; the highly regulated environment in which we operate; compliance with data privacy laws; compliance with our credit agreement; our ability to issue preferred stock; the adequacy of our insurance coverage; impairments in the carrying value of goodwill or other intangible assets; and other risks and matters described in our most recent Annual Report on Form 10-K and our other filings from time to time with the U.S. Securities and Exchange Commission.

We undertake no obligation to update forward-looking statements to reflect actual results or changes in assumptions or circumstances, except as required by applicable law

Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures, including, among others, adjusted operating income and its related margin, adjusted gross profit and its related margin, adjusted net income and its related margin, adjusted earnings per diluted share, net sales adjusted for the impact of foreign exchange, acquisitions, divestitures and discontinued brands, adjusted EBITDA and its related margin, adjusted EBITDA on a constant currency basis and its related margin and operating free cash flows. The reconciliations of historic non-GAAP financial measures to the comparable GAAP financial measures are provided in the tables below. Management believes that the non-GAAP financial measures presented provide useful additional information to investors about current trends in the Company’s operations and are useful for period-over-period comparisons of operations. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read only in connection with the Company’s Consolidated Statements of Operations and Cash Flows presented in accordance with GAAP.

The Company provides net sales adjusted for the impact of foreign currency, acquisitions, divestitures and discontinued brands to demonstrate the growth rate of net sales excluding the impact of such items. The Company’s management believes net sales adjusted for such items is useful to investors because it enables them to better understand the growth of our business from period to period.

The Company believes presenting net sales adjusted for the impact of foreign currency provides useful information to investors because it provides transparency to underlying performance in the Company’s consolidated net sales by excluding the effect that foreign currency exchange rate fluctuations have on period-to-period comparability given the volatility in foreign currency exchange markets. To present net sales adjusted for the impact of foreign currency, current period net sales for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average monthly exchange rates in effect during the corresponding period of the prior fiscal year, rather than at the actual average monthly exchange rate in effect during the current period of the current fiscal year. As a result, the foreign currency impact is equal to the current year results in local currencies multiplied by the change in average monthly foreign currency exchange rate between the current fiscal period and the corresponding period of the prior fiscal year.

To present net sales adjusted for the impact of acquisitions, the net sales of an acquired business are excluded from fiscal quarters constituting or falling within the current period and prior period where the applicable fiscal quarter in the prior period did not include the acquired business for the entire quarter. To present net sales adjusted for the impact of divestitures and discontinued brands, the net sales of a divested business or discontinued brand are excluded from all periods.

The Company provides adjusted EBITDA and adjusted EBITDA on a constant currency basis because the Company’s management believes that these presentations provide useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the Company as well as a component of performance-based executive compensation. The Company believes presenting adjusted EBITDA on a constant currency basis provides useful information to investors because it provides transparency to underlying performance in the Company’s adjusted EBITDA by excluding the effect that foreign currency exchange rate fluctuations have on period-to-period comparability given the volatility in foreign currency exchange markets.

The Company defines adjusted EBITDA as net income before net interest expense, income taxes, depreciation and amortization, equity in net loss of equity-method investees, stock-based compensation, net, unrealized currency losses (gains), certain litigation and related costs, CEO succession costs, plant closure related costs, net, productivity and transformation costs, warehouse and manufacturing consolidation and other costs, costs associated with acquisitions, divestitures and other transactions, (gains) losses on sales of assets, certain inventory write-downs, intangibles and long-lived asset impairments and other adjustments. Adjusted EBITDA on a constant currency basis reflects adjusted EBITDA, as defined above, adjusted for the impact of foreign currency. To present adjusted EBITDA on a constant currency basis, current period adjusted EBITDA for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average monthly exchange rates in effect during the corresponding period of the prior fiscal year, rather than at the actual average monthly exchange rate in effect during the current period of the current fiscal year. As a result, the foreign currency impact is equal to the current year results in local currencies multiplied by the change in average monthly foreign currency exchange rate between the current fiscal period and the corresponding period of the prior fiscal year.

The Company views operating free cash flows as an important measure because it is one factor in evaluating the amount of cash available for discretionary investments. The Company defines operating free cash flows as cash used in or provided by operating activities (a GAAP measure) less purchases of property, plant and equipment.

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited and in thousands, except per share amounts)

	Third Quarter		Third Quarter Year to Date
	2023	2022	2023	2022

Net sales	$455,243	$502,939	$1,348,802	$1,434,783
Cost of sales	357,764	387,236	1,053,131	1,096,367
Gross profit	97,479	115,703	295,671	338,416
Selling, general and administrative expenses	75,047	75,750	222,355	229,679
Intangibles and long-lived asset impairment	156,583	—	156,923	303
Amortization of acquired intangible assets	2,842	3,110	8,415	7,254
Productivity and transformation costs	3,933	1,679	5,692	8,448
Operating (loss) income	(140,926)	35,164	(97,714)	92,732
Interest and other financing expense, net	13,421	3,224	31,910	7,672
Other expense (income), net	439	(712)	(2,413)	(10,570)
(Loss) income before income taxes and equity in net loss of equity-method investees	(154,786)	32,652	(127,211)	95,630
(Benefit) provision for income taxes	(39,587)	7,738	(30,599)	19,425
Equity in net loss of equity-method investees	528	383	1,226	1,374
Net (loss) income	$(115,727)	$24,531	$(97,838)	$74,831

Net (loss) income per common share:
Basic	$(1.29)	$0.27	$(1.09)	$0.80
Diluted	$(1.29)	$0.27	$(1.09)	$0.79

Shares used in the calculation of net (loss) income per common share:
Basic	89,421	91,139	89,369	94,099
Diluted	89,421	91,310	89,369	94,519

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(unaudited and in thousands)

	March 31, 2023	June 30, 2022
ASSETS
Current assets:
Cash and cash equivalents	$43,682	$65,512
Accounts receivable, net	179,114	170,661
Inventories	316,345	308,034
Prepaid expenses and other current assets	58,719	54,079
Assets held for sale	1,250	1,840
Total current assets	599,110	600,126
Property, plant and equipment, net	296,433	297,405
Goodwill	931,729	933,796
Trademarks and other intangible assets, net	314,536	477,533
Investments and joint ventures	12,720	14,456
Operating lease right-of-use assets, net	98,306	114,691
Other assets	19,990	20,377
Total assets	$2,272,824	$2,458,384
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$146,340	$174,765
Accrued expenses and other current liabilities	95,841	86,833
Current portion of long-term debt	7,575	7,705
Total current liabilities	249,756	269,303
Long-term debt, less current portion	848,982	880,938
Deferred income taxes	51,155	95,044
Operating lease liabilities, noncurrent portion	91,885	107,481
Other noncurrent liabilities	24,571	22,450
Total liabilities	1,266,349	1,375,216
Stockholders' equity:
Common stock	1,113	1,111
Additional paid-in capital	1,213,783	1,203,126
Retained earnings	671,260	769,098
Accumulated other comprehensive loss	(152,945)	(164,482)
	1,733,211	1,808,853
Less: Treasury stock	(726,736)	(725,685)
Total stockholders' equity	1,006,475	1,083,168
Total liabilities and stockholders' equity	$2,272,824	$2,458,384

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(unaudited and in thousands)

	Third Quarter		Third Quarter Year to Date
	2023	2022	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(115,727)	$24,531	$(97,838)	$74,831
Adjustments to reconcile net (loss) income to net cash provided by operating activities
Depreciation and amortization	13,784	12,638	37,909	34,396
Deferred income taxes	(42,826)	10,645	(44,809)	7,374
Equity in net loss of equity-method investees	528	383	1,226	1,374
Stock-based compensation, net	3,228	3,846	10,657	12,289
Intangibles and long-lived asset impairment	156,583	—	156,923	303
(Gain) loss on sale of assets	(134)	52	(3,529)	(8,869)
Other non-cash items, net	979	(669)	(1,526)	(2,155)
Increase (decrease) in cash attributable to changes in operating assets and liabilities:
Accounts receivable	(1,390)	1,780	(7,926)	14,150
Inventories	10,095	(6,844)	(8,534)	(4,371)
Other current assets	786	(5,870)	455	(10,996)
Other assets and liabilities	(682)	(4,481)	3,496	(2,705)
Accounts payable and accrued expenses	3,737	(4,856)	(20,195)	(16,435)
Net cash provided by operating activities	28,961	31,155	26,309	99,186
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	(7,379)	(5,943)	(21,434)	(33,939)
Acquisitions of businesses, net of cash acquired	—	(5,905)	—	(260,474)
Investments and joint ventures, net	—	(100)	433	(614)
Proceeds from sale of assets	150	22	7,758	10,756
Net cash used in investing activities	(7,229)	(11,926)	(13,243)	(284,271)
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings under bank revolving credit facility	90,000	138,000	275,000	678,000
Repayments under bank revolving credit facility	(106,250)	(40,000)	(301,000)	(370,000)
Borrowings under term loan	—	—	—	300,000
Repayments under term loan	(5,625)	(1,875)	(5,625)	(1,875)
Payments of other debt, net	(1,957)	(47)	(2,116)	(3,232)
Share repurchases	—	(130,472)	—	(397,405)
Employee shares withheld for taxes	(68)	(1,597)	(1,051)	(32,630)
Net cash (used in) provided by financing activities	(23,900)	(35,991)	(34,792)	172,858
Effect of exchange rate changes on cash	2,413	(2,632)	(104)	(5,836)
Net increase (decrease) in cash and cash equivalents	245	(19,394)	(21,830)	(18,063)
Cash and cash equivalents at beginning of period	43,437	77,202	65,512	75,871
Cash and cash equivalents at end of period	$43,682	$57,808	$43,682	$57,808

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Net Sales, Gross Profit and Operating (Loss) Income by Segment
(unaudited and in thousands)

	North America	International	Corporate/Other	Hain Consolidated
Net Sales
Net sales - Q3 FY23	$286,649	$168,594	$—	$455,243
Net sales - Q3 FY22	$325,742	$177,197	$—	$502,939
% change - FY23 net sales vs. FY22 net sales	(12.0)%	(4.9)%		(9.5)%

Gross Profit
Q3 FY23
Gross profit	$62,742	$34,737	$—	$97,479
Non-GAAP adjustments(1)	22	10	—	32
Adjusted gross profit	$62,764	$34,747	$—	$97,511
% change - FY23 gross profit vs. FY22 gross profit	(16.6)%	(14.2)%		(15.8)%
% change - FY23 adjusted gross profit vs. FY22 adjusted gross profit	(18.6)%	(14.3)%		(17.1)%
Gross margin	21.9%	20.6%		21.4%
Adjusted gross margin	21.9%	20.6%		21.4%

Q3 FY22
Gross profit	$75,233	$40,470	$—	$115,703
Non-GAAP adjustments(1)	1,836	97	—	1,933
Adjusted gross profit	$77,069	$40,567	$—	$117,636
Gross margin	23.1%	22.8%		23.0%
Adjusted gross margin	23.7%	22.9%		23.4%

Operating (loss) income
Q3 FY23
Operating (loss) income	$(136,127)	$13,604	$(18,403)	$(140,926)
Non-GAAP adjustments(1)	157,285	308	5,570	163,163
Adjusted operating income (loss)	$21,158	$13,912	$(12,833)	$22,237
% change - FY23 operating (loss) income vs. FY22 operating income (loss)	(577.2)%	(25.7)%	57.8%	(500.8)%
% change - FY23 adjusted operating income (loss) vs. FY22 adjusted operating income (loss)	(32.6)%	(26.0)%	65.7%	(47.6)%
Operating (loss) income margin	(47.5)%	8.1%		(31.0)%
Adjusted operating income margin	7.4%	8.3%		4.9%

Q3 FY22
Operating income (loss)	$28,526	$18,303	$(11,665)	$35,164
Non-GAAP adjustments(1)	2,857	504	3,918	7,279
Adjusted operating income (loss)	$31,383	$18,807	$(7,747)	$42,443
Operating income margin	8.8%	10.3%		7.0%
Adjusted operating income margin	9.6%	10.6%		8.4%
(1) See accompanying table "Adjusted Gross Profit, Adjusted Operating Income, Adjusted Net Income and Adjusted EPS"

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Net Sales, Gross Profit and Operating (Loss) Income by Segment
(unaudited and in thousands)

	North America	International	Corporate/Other	Hain Consolidated
Net Sales
Net sales - Q3 FY23 YTD	$857,406	$491,396	$—	$1,348,802
Net sales - Q3 FY22 YTD	$866,281	$568,502	$—	$1,434,783
% change - FY23 net sales vs. FY22 net sales	(1.0)%	(13.6)%		(6.0)%

Gross Profit
Q3 FY23 YTD
Gross profit	$199,404	$96,267	$—	$295,671
Non-GAAP adjustments(1)	74	10	—	84
Adjusted gross profit	$199,478	$96,277	$—	$295,755
% change - FY23 gross profit vs. FY22 gross profit	(0.2)%	(30.6)%		(12.6)%
% change - FY23 adjusted gross profit vs. FY22 adjusted gross profit	(2.3)%	(31.0)%		(13.9)%
Gross margin	23.3%	19.6%		21.9%
Adjusted gross margin	23.3%	19.6%		21.9%

Q3 FY22 YTD
Gross profit	$199,763	$138,653	$—	$338,416
Non-GAAP adjustments(1)	4,429	804	—	5,233
Adjusted gross profit	$204,192	$139,457	$—	$343,649
Gross margin	23.1%	24.4%		23.6%
Adjusted gross margin	23.6%	24.5%		24.0%

Operating (loss) income
Q3 FY23 YTD
Operating (loss) income	$(79,420)	$33,219	$(51,513)	$(97,714)
Non-GAAP adjustments(1)	157,696	1,160	16,871	175,727
Adjusted operating income (loss)	$78,276	$34,379	$(34,642)	$78,013
% change - FY23 operating (loss) income vs. FY22 operating income (loss)	(209.5)%	(52.4)%	4.0%	(205.4)%
% change - FY23 adjusted operating income (loss) vs. FY22 adjusted operating income (loss)	(3.2)%	(52.1)%	14.7%	(36.3)%
Operating (loss) income margin	(9.3)%	6.8%		(7.2)%
Adjusted operating income margin	9.1%	7.0%		5.8%

Q3 FY22 YTD
Operating income (loss)	$72,530	$69,740	$(49,538)	$92,732
Non-GAAP adjustments(1)	8,354	2,076	19,342	29,772
Adjusted operating income (loss)	$80,884	$71,816	$(30,196)	$122,504
Operating income margin	8.4%	12.3%		6.5%
Adjusted operating income margin	9.3%	12.6%		8.5%

(1) See accompanying table "Adjusted Gross Profit, Adjusted Operating Income, Adjusted Net Income and Adjusted EPS"

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Adjusted Gross Profit, Adjusted Operating Income, Adjusted Net Income and Adjusted EPS
(unaudited and in thousands, except per share amounts)

Reconciliation of Gross Profit, GAAP to Gross Profit, as Adjusted:
	Third Quarter		Third Quarter Year to Date
	2023	2022	2023	2022
Gross profit, GAAP	$97,479	$115,703	$295,671	$338,416
Adjustments to Cost of sales:
Inventory write-down	—	—	—	(46)
Plant closure related costs, net	22	83	74	891
Transaction and integration costs, net	—	1,756	—	1,756
Warehouse/manufacturing consolidation and other costs, net	10	94	10	2,632
Gross profit, as adjusted	$97,511	$117,636	$295,755	$343,649

Reconciliation of Operating (Loss) Income, GAAP to Operating Income, as Adjusted:
	Third Quarter		Third Quarter Year to Date
	2023	2022	2023	2022
Operating (loss) income, GAAP	$(140,926)	$35,164	$(97,714)	$92,732
Adjustments to Cost of sales:
Inventory write-down	—	—	—	(46)
Plant closure related costs, net	22	83	74	891
Transaction and integration costs, net	—	1,756	—	1,756
Warehouse/manufacturing consolidation and other costs, net	10	94	10	2,632

Adjustments to Operating expenses(a):
CEO succession	—	—	5,113	—
Transaction and integration costs, net	215	1,663	1,984	10,395
Certain litigation expenses, net(b)	(1,582)	2,005	3,363	5,389
Intangibles and long-lived asset impairment	156,583	—	156,923	303
Plant closure related costs, net	—	(1)	(1)	4
Productivity and transformation costs	3,933	1,679	5,692	8,448
Warehouse/manufacturing consolidation and other costs, net	3,982	—	2,569	—
Operating income, as adjusted	$22,237	$42,443	$78,013	$122,504

(a) Operating expenses include amortization of acquired intangibles, selling, general and administrative expenses, intangibles and long-lived asset impairment and productivity and transformation costs.
(b) Expenses and items relating to securities class action and baby food litigation.

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Adjusted Gross Profit, Adjusted Operating Income, Adjusted Net Income and Adjusted EPS
(unaudited and in thousands, except per share amounts)

Reconciliation of Net (Loss) Income, GAAP to Net Income, as Adjusted:
	Third Quarter		Third Quarter Year to Date
	2023	2022	2023	2022
Net (loss) income, GAAP	$(115,727)	$24,531	$(97,838)	$74,831
Adjustments to Cost of sales:
Inventory write-down	—	—	—	(46)
Plant closure related costs, net	22	83	74	891
Transaction and integration costs, net	—	1,756	—	1,756
Warehouse/manufacturing consolidation and other costs, net	10	94	10	2,632

Adjustments to Operating expenses(a):
CEO succession	—	—	5,113	—
Transaction and integration costs, net	215	1,663	1,984	10,395
Certain litigation expenses, net(b)	(1,582)	2,005	3,363	5,389
Intangibles and long-lived asset impairment	156,583	—	156,923	303
Plant closure related costs, net	—	(1)	(1)	4
Productivity and transformation costs	3,933	1,679	5,692	8,448
Warehouse/manufacturing consolidation and other costs, net	3,982	—	2,569	—

Adjustments to Interest and other expense (income), net(c):
(Gain) loss on sale of assets	(134)	55	(3,529)	(9,047)
Unrealized currency losses (gains)	202	(594)	651	(2,097)

Adjustments to (Benefit) provision for income taxes:
Net tax impact of non-GAAP adjustments	(40,131)	(1,533)	(40,151)	(5,553)
Net income, as adjusted	$7,373	$29,738	$34,860	$87,906
Net (loss) income margin	(25.4)%	4.9%	(7.3)%	5.2%
Adjusted net income margin	1.6%	5.9%	2.6%	6.1%

Diluted shares used in the calculation of net (loss) income per common share:	89,421	91,310	89,369	94,519

Diluted net (loss) income per common share, GAAP	$(1.29)	$0.27	$(1.09)	$0.79
Diluted net income per common share, as adjusted	$0.08	$0.33	$0.39	$0.93

(a) Operating expenses include amortization of acquired intangibles, selling, general and administrative expenses, intangibles and long-lived asset impairment and productivity and transformation costs.
(b) Expenses and items relating to securities class action and baby food litigation.
(c) Interest and other expense (income), net includes interest and other financing expenses, net, unrealized currency losses (gains), (gain) loss on sale of assets and other expense, net.

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Adjusted Net Sales Growth
(unaudited and in thousands)

Q3 FY23	North America	International	Hain Consolidated
Net sales	$286,649	$168,594	$455,243
Acquisitions, divestitures and discontinued brands	(163)	—	(163)
Impact of foreign currency exchange	1,881	14,760	16,641
Net sales on a constant currency basis adjusted for acquisitions, divestitures and discontinued brands	$288,367	$183,354	$471,721

Q3 FY22
Net sales	$325,742	$177,197	$502,939
Acquisitions, divestitures and discontinued brands	(2,311)	—	(2,311)
Net sales adjusted for acquisitions, divestitures and discontinued brands	$323,431	$177,197	$500,628

Net sales decline	(12.0)%	(4.9)%	(9.5)%
Impact of acquisitions, divestitures and discontinued brands	0.6%	—	0.4%
Impact of foreign currency exchange	0.6%	8.4%	3.3%
Net sales (decline) growth on a constant currency basis adjusted for acquisitions, divestitures and discontinued brands	(10.8)%	3.5%	(5.8)%

Q3 FY23 YTD	North America	International	Hain Consolidated
Net sales	$857,406	$491,396	$1,348,802
Acquisitions, divestitures and discontinued brands	(34,663)	—	(34,663)
Impact of foreign currency exchange	5,024	64,266	69,290
Net sales on a constant currency basis adjusted for acquisitions, divestitures and discontinued brands	$827,767	$555,662	$1,383,429

Q3 FY22 YTD
Net sales	$866,281	$568,502	$1,434,783
Acquisitions, divestitures and discontinued brands	(7,142)	—	(7,142)
Net sales adjusted for acquisitions, divestitures and discontinued brands	$859,139	$568,502	$1,427,641

Net sales decline	(1.0)%	(13.6)%	(6.0)%
Impact of acquisitions, divestitures and discontinued brands	(3.3)%	—	(1.9)%
Impact of foreign currency exchange	0.6%	11.3%	4.8%
Net sales decline on a constant currency basis adjusted for acquisitions, divestitures and discontinued brands	(3.7)%	(2.3)%	(3.1)%

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Adjusted EBITDA
(unaudited and in thousands)

	Third Quarter		Third Quarter Year to Date
	2023	2022	2023	2022

Net (loss) income	$(115,727)	$24,531	$(97,838)	$74,831

Depreciation and amortization	13,784	12,638	37,909	34,396
Equity in net loss of equity-method investees	528	383	1,226	1,374
Interest expense, net	12,924	2,846	30,582	5,677
(Benefit) provision for income taxes	(39,587)	7,738	(30,599)	19,425
Stock-based compensation, net	3,228	3,846	10,657	12,289
Unrealized currency losses (gains)	202	(594)	651	(2,097)
Litigation and related costs
Certain litigation expenses, net(a)	(1,582)	2,005	3,363	5,389
Restructuring activities
CEO succession	—	—	5,113	—
Plant closure related costs, net	22	82	73	895
Productivity and transformation costs	3,933	1,626	5,692	7,077
Warehouse/manufacturing consolidation and other costs, net	2,871	94	899	2,632
Acquisitions, divestitures and other
Transaction and integration costs, net	215	3,419	1,984	12,151
(Gain) loss on sale of assets	(134)	55	(3,529)	(9,047)
Impairment charges
Inventory write-down	—	—	—	(46)
Intangibles and long-lived asset impairment	156,583	—	156,923	303
Adjusted EBITDA	$37,260	$58,669	$123,106	$165,249

(a) Expenses and items relating to securities class action and baby food litigation.

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Adjusted EBITDA by Segment
(unaudited and in thousands)

Q3 FY23	North America	International	Corporate/Other	Hain Consolidated
Operating (loss) income	$(136,127)	$13,604	$(18,403)	$(140,926)
Depreciation and amortization	4,737	7,355	1,692	13,784
Stock-based compensation, net	1,364	369	1,495	3,228
Certain litigation expenses, net(a)	—	—	(1,582)	(1,582)
Plant closure related costs, net	22	—	—	22
Productivity and transformation costs	1,032	298	2,603	3,933
Warehouse/manufacturing consolidation and other costs, net	—	10	2,861	2,871
Transaction and integration costs, net	(66)	—	281	215
Intangibles and long-lived asset impairment	156,298	—	285	156,583
Other	(67)	(367)	(434)	(868)
Adjusted EBITDA	$27,193	$21,269	$(11,202)	$37,260

Q3 FY22
Operating income (loss)	$28,526	$18,303	$(11,665)	$35,164
Depreciation and amortization	5,062	7,099	477	12,638
Stock-based compensation, net	921	394	2,531	3,846
Certain litigation expenses, net(a)	—	—	2,005	2,005
Plant closure related costs, net	79	3	—	82
Productivity and transformation costs	1,054	407	165	1,626
Warehouse/manufacturing consolidation and other costs, net	—	94	—	94
Transaction and integration costs, net	1,724	—	1,695	3,419
Other	(81)	169	(293)	(205)
Adjusted EBITDA	$37,285	$26,469	$(5,085)	$58,669

(a) Expenses and items relating to securities class action and baby food litigation.

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Adjusted EBITDA by Segment
(unaudited and in thousands)

Q3 FY23 YTD	North America	International	Corporate/Other	Hain Consolidated
Operating (loss) income	$(79,420)	$33,219	$(51,513)	$(97,714)
Depreciation and amortization	14,432	20,250	3,227	37,909
Stock-based compensation, net	3,720	1,533	5,404	10,657
Certain litigation expenses, net(a)	—	—	3,363	3,363
CEO succession	—	—	5,113	5,113
Plant closure related costs, net	75	(2)	—	73
Productivity and transformation costs	1,402	1,157	3,133	5,692
Warehouse/manufacturing consolidation and other costs, net	—	10	889	899
Transaction and integration costs, net	(77)	(6)	2,067	1,984
Intangibles and long-lived asset impairment	156,298	—	625	156,923
Other	54	(703)	(1,144)	(1,793)
Adjusted EBITDA	$96,484	$55,458	$(28,836)	$123,106

Q3 FY22 YTD
Operating income (loss)	$72,530	$69,740	$(49,538)	$92,732
Depreciation and amortization	12,458	19,804	2,134	34,396
Stock-based compensation, net	2,335	1,461	8,493	12,289
Certain litigation expenses, net(a)	—	—	5,389	5,389
Plant closure related costs, net	1,197	(302)	—	895
Productivity and transformation costs	4,256	961	1,860	7,077
Warehouse/manufacturing consolidation and other costs, net	1,519	1,113	—	2,632
Transaction and integration costs, net	1,426	—	10,725	12,151
Inventory write-down	(46)	—	—	(46)
Long-lived asset impairment	—	303	—	303
Other	(951)	122	(1,740)	(2,569)
Adjusted EBITDA	$94,724	$93,202	$(22,677)	$165,249

(a) Expenses and items relating to securities class action and baby food litigation.

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Adjusted EBITDA and Adjusted EBITDA Margin at Constant Currency by Segment
(unaudited and in thousands)

Q3 FY23	North America	International	Corporate/Other	Hain Consolidated
Adjusted EBITDA	$27,193	$21,269	$(11,202)	$37,260
Impact of foreign currency exchange	198	1,869	—	2,067
Adjusted EBITDA on a constant currency basis	$27,391	$23,138	$(11,202)	$39,327

Net sales on a constant currency basis	$288,530	$183,354		$471,884
Adjusted EBITDA margin on a constant currency basis	9.5%	12.6%		8.3%

Q3 FY22
Adjusted EBITDA	$37,285	$26,469	$(5,085)	$58,669

Net sales	$325,742	$177,197		$502,939
Adjusted EBITDA margin	11.4%	14.9%		11.7%

Q3 FY23 vs. Q3 FY22
Adjusted EBITDA decline on a constant currency basis (%)	(26.5)%	(12.6)%	(120.3)%	(33.0)%

Adjusted EBITDA margin change on a constant currency basis (bps)	(195)	(232)		(333)

Q3 FY23 YTD	North America	International	Corporate/Other	Hain Consolidated
Adjusted EBITDA	$96,484	$55,458	$(28,836)	$123,106
Impact of foreign currency exchange	561	7,033	—	7,594
Adjusted EBITDA on a constant currency basis	$97,045	$62,491	$(28,836)	$130,700

Net sales on a constant currency basis	$862,430	$555,662		$1,418,092
Adjusted EBITDA margin on a constant currency basis	11.3%	11.2%		9.2%

Q3 FY22 YTD
Adjusted EBITDA	$94,724	$93,202	$(22,677)	$165,249

Net sales	$866,281	$568,502		$1,434,783
Adjusted EBITDA margin	10.9%	16.4%		11.5%

Q3 FY23 YTD vs. Q3 FY22 YTD
Adjusted EBITDA growth (decline) on a constant currency basis (%)	2.5%	(33.0)%	(27.2)%	(20.9)%

Adjusted EBITDA margin change on a constant currency basis (bps)	32	(515)		(230)

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Operating Free Cash Flows
(unaudited and in thousands)

	Third Quarter		Third Quarter Year to Date
	2023	2022	2023	2022

Net cash provided by operating activities	$28,961	$31,155	$26,309	$99,186
Purchases of property, plant and equipment	(7,379)	(5,943)	(21,434)	(33,939)
Operating free cash flows	$21,582	$25,212	$4,875	$65,247